Exhibit 10.15.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and entered into as of October 14, 2019, by and between Cerecor, Inc., a Delaware corporation (the “Company”), and James A. Harrell, Jr. (“you” or the “Employee”). (The Company and Employee are hereinafter referred to each as a “Party” and together as the “Parties.”)

WITNESSETH:

WHEREAS, the Parties previously executed an Employment Agreement with an effective date of May 7, 2018 (the “Employment Agreement”); and

WHEREAS, the Parties wish to amend the Employment Agreement to reflect Employee’s new title and his entitlement to a relocation bonus;

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, including the continued employment of Employee by the Company and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

A.    Employee’s New Position. The Parties hereby agree that Section 2 of the Employment Agreement is hereby replaced and superseded by the following amended Section 2:

2.     Position. Effective as of October 14, 2019, (the “Effective Date”), you will serve as the Company’s Chief Commercial Officer based in the Company’s headquarters in Rockville, Maryland or Charlotte, North Carolina. You will report to the Company’s Chairman of the Board. During the Employment Term, you shall devote all your business time, energy and skill and your best efforts to the performance of your duties with the Company.

B.    Employee’s New Position. The Parties hereby agree that the following new Section 5(d) shall be added to the Employment Agreement:

5(d)    Relocation Bonus. Within thirty (30) days of your and your family’s relocation to the Rockville, Maryland area, the Company will pay you a relocation bonus of $60,000.00 (the “Relocation Bonus”). If within twelve (12) months following your receipt of the Relocation Bonus, you terminate your employment with the Company other than for Good Reason, or you are terminated by the Company for Cause, you will be required to repay to the Company the entire amount of the Relocation Bonus; If within thirteen (13) to twenty-four (24) months following your receipt of the Relocation Bonus, you terminate your employment with the Company other than for Good Reason, or you are terminated by the Company for Cause, you will be required to repay to the Company a prorated portion of the Relocation Bonus, calculated as one twenty-fourth (1/24) of the Relocation Bonus multiplied by the number of full months remaining in the twenty-four (24) month period.

C.    No Breach; Voluntary Acceptance. Employee hereby voluntarily consents to this Amendment and acknowledges and agrees that his acceptance of this Amendment is knowing and voluntary. Employee further acknowledges and agrees that this Amendment will not constitute or create a breach of any material provision of the Employment Agreement that would provide Employee grounds for a termination for “Good Reason” under Section 7(d) of that Agreement.

D.    Remainder of Employment Agreement. Except as expressly amended by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

E.    Waiver. No waiver of any provision of this Amendment shall be valid unless the same is in writing and signed by the Party against whom such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times.

F.    Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Delaware without reference to the choice of law or conflict of law provisions of such laws.

G.    Benefit. This Amendment shall be binding upon and shall inure to the benefit of each of the Parties hereto, and to their respective heirs, representatives, successors and permitted assigns. Employee may not assign any of his rights or delegate any of his duties under this Amendment.

H.    Entire Agreement. As amended by this Amendment, the Employment Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter thereof and supersedes and merges all prior discussions between the Parties. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing and signed by each of the Parties hereto.

I.    Defined Terms; Captions. Except as modified and amended by this Amendment, capitalized terms in this Amendment shall have the meanings as defined by the Employment Agreement. The captions in this Amendment are for convenience only and in no way define, bind or describe the scope or intent of this Amendment.

J.    Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement effective as of the day and year first above written.

[Signature page follows.]

SIGNATURE PAGE TO AMENDMENT TO
EMPLOYMENT AGREEMENT

CERCECOR INC.

By:	/s/ Simon Pedder
Name:	Simon Pedder
Title:	Executive Chairman of the Board

EMPLOYEE

By:	/s/ James A. Harrell (SEAL)
Name:	James A. Harrell

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